  THIS DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(D) OF REGULATION S-T

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) June 16, 1997



                          Sky Games International Ltd.
             (Exact name of registrant as specified in its charter)



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
Bermuda                             0-22622                       N/A
(State or other            (Commission File Number)          (IRS Employer
Jurisdiction of                                         Identification Number)
incorporation)
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                               845 Crossover Lane
                            Memphis, Tennessee 38117
                                 (901) 537-3801
                         (Address, including zip code,
                   and telephone number, including area code,
                  of registrant's principal executive offices)

ITEM 5.  Other Events.

     Effective June 16, 1997, the shareholders of Sky Games International Ltd., a Bermuda exempted company ("Parent"), approved and adopted a resolution which amended the bye-laws of Parent, changed the par value of the common stock of the company to U.S.$.01 per share, and created 3,000 Redeemable Convertible Class A Preference Shares and 5,000,000 Redeemable Class B Preference Shares, in connection with the transactions contemplated by that certain Agreement and Plan of Merger and Amalgamation (the "Amalgamation Agreement"), dated as of May 13, 1997, among Parent, SGI Holding Corporation Limited, a Bermuda exempted company ("SGIHC"), Interactive Entertainment Limited, a Bermuda exempted company ("IEL"), and Harrah's Interactive Investment Company, a Nevada corporation ("HIIC") .

     Effective June 16, 1997, Parent consummated the conversion of the outstanding balance (approximately U.S.$2.6 million) of Parent's promissory note held by B/E Aerospace, Inc., into the newly created Class A Preference Shares. The exact number of the Class A Preference Shares issued in consideration for the conversion of the note balance was determined by dividing the loan amount by U.S.$1,000.00. The Class A Preference Shares are convertible at any time into a number of shares of Common Stock, as determined by a negotiated conversion schedule. Dividends on the Class A Preference Shares are cumulative as of February 28, 1997 and payable at an annual dividend rate of 9.0% per U.S.$1,000.00. These shares do not have voting rights. Sky Games may, at its option, redeem the Class A Preference Shares, in whole or in part, at any time and from time to time, at a redemption price of U.S.$1,000.00 per share redeemed plus any accrued and unpaid dividends thereon.

     Effective June 17, 1997, Parent consummated the transactions contemplated by the Amalgamation Agreement. Pursuant to the Amalgamation Agreement, effective June 17, 1997 IEL was amalgamated with and into SGIHC and also effective June 17, 1997 SGIHC was amalgamated with and into Parent (the "Amalgamations"). According to the terms of the Amalgamation Agreement, 5,879,040 shares of common stock, U.S.$.01 per share ("Common Stock"), were issued to HIIC in conversion of the 1,000,000 shares of stock of IEL held by HIIC prior to the Amalgamations. HIIC and its affiliates will have approval rights with respect to certain significant corporate actions by Parent for as long as their aggregate share ownership exceeds certain levels. The Amalgamations have been accounted for as a purchase. Pursuant to the Amalgamation Agreement and the resolution adopted by the shareholders of Parent, the name of Parent will be changed to "Interactive Entertainment Limited," as promptly as such change can be effected in Bermuda.

     An additional 1,007,875 shares of Common Stock were issued to HIIC in conversion and satisfaction of a $1,000,000 loan (and accrued interest totaling $7,875) from HIIC to IEL made pursuant to that certain Funding Agreement, dated May 13, 1997, among Parent, SGHIC, IEL and HIIC.

     The foregoing description of the Amalgamation Agreement and the transactions contemplated thereby and consummated on June 17, 1997 is qualified in its entirety by reference to the text of the Amalgamation Agreement, which is filed as Exhibit 2 hereto and incorporated herein by reference,the text of the Registration and Preemptive Rights Agreement, which is filed as Exhibit 4(a) hereto and incorporated herein by reference, the text of the Funding Agreement, which is filed as Exhibit 10 hereto, and the text of the Press Release, dated June 18, 1997, which is filed as Exhibit 99 hereto and the issuance of the Class A Preference Shares and granting of certain registration rights to B/E Aerospace is qualified on its entirety by reference to the text of the Resolutions of the Board of Directors of Parent setting forth the rights and preferences of the Class A Preference Shares, which is filed as Exhibit 4(c) hereto and the text of the Registration Rights Agreement, which is filed as Exhibit 4(b) hereto.

ITEM 7.  Financial Statements, Pro Forma, Financial Information and Exhibits

     (c)  Exhibits (numbered in accordance with Item 601 of Regulation S-K).

          2.     Amalgamation Agreement, dated as of May 13, 1997.

          4(a). Registration and Preemptive Rights Agreement with Harrah's Interactive Investment Company, dated June 17, 1997.

          4(b). Registration Rights Agreement with B/E Aerospace, dated June 17, 1997.

          4(c). Resolutions of the Board of Directors of Sky Games International, Ltd., setting forth the Rights and Preferences of the Class A Preference Shares.

          10.    Funding Agreement, dated June 17, 1997.

          20. Sky Games International Ltd. Proxy Statement, dated as of May 13, 1997

          99. Press Release issued by Sky Games International, Ltd., dated June 17, 1997.

ITEM 9.   Sales of Equity Securities Pursuant to Regulation S.

As of June 13, 1997, Sky Games had closed sales of $xxx,xxx.00 of 8% Convertible Debentures due March 31, 1999 (the "Debentures"). One-third of the Debentures shall be convertible at any time after 60 days, one-third shall be convertible after 90 days; and the balance shall be convertible after 105 days into Common Stock at the lower of 85% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the execution by the subscriber of its individual subscription for Debentures or 77.5% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of conversion. London Select Enterprises, Ltd., is the broker of the offering. There is no principal underwriter.

Up to $3.5 million of Debentures will be sold at par value. London Select Enterprises will be paid 0.8% of the gross proceeds from the sale of the debentures. Additionally, London Select Enterprises will receive warrants exercisable at any time within five years of the date such warrants were issued to Broker to purchase up to 125,000 shares of Common Stock for 120% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of issuance and up to 25,000 shares of Common Stock at the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of issuance. However, Sky Games and London Select Enterprises are continuing to negotiate the amount of the aforementioned warrants.

Upon completion of the sales of the Debentures, Sky Games will disclose the total results of the sales program.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SKY GAMES INTERNATIONAL LTD.


June 20, 1997                          By:  /s/ Gordon Stevenson
                                            Gordon Stevenson
                                            Chief Executive Officer

                                 EXHIBIT INDEX

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
Exhibit No.                       Description                            Page No.
-----------                       -----------                            --------
2               Amalgamation Agreement, dated as of May 13, 1997.        xx

4(a)            Registration and Preemptive Rights Agreement with        xx
                Harrah's Interactive Investment Company, dated June
                17, 1997.

4(b)            Registration Rights Agreement with B/E Aerospace,        xx
                dated June 17, 1997.

4(c)            Resolutions of the Board of Directors of Sky Games       xx
                International, Ltd., setting forth the Rights and Preferences of the Class A Preference Shares.

10              Funding Agreement, dated June 17, 1997.                  xx

20              Sky Games International Ltd. Proxy Statement, dated as   xx
                of May 13, 1997.

99              Press Release issued by Sky Games International, Ltd.,   xx
                dated June 18, 1997.
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